                                                                     Exhibit k.6

                             BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement dated as of ____________, is between The Bank of New York (the "Auction Agent") (not in its individual capacity, but solely as agent of Tortoise Energy Capital Corporation (the "Company")), pursuant to authority granted to it in the Auction Agency Agreement between the Company and the Auction Agent dated as of ___________ (the "Auction Agency Agreement") and
___________ (together with its successors and assigns, the "Broker-Dealer").

     The Company proposes to issue an aggregate of ______ shares of its Series
IV Money Market Cumulative Preferred(R) Shares, $0.001 par value per share, liquidation preference of $25,000 per share (the "MMP Shares"), authorized by, and subject to the terms and conditions of, the Articles Supplementary of Series
___ Money Market Cumulative Preferred(R) Shares (the "Articles Supplementary").

     The Articles Supplementary provide that for each Dividend Period of outstanding MMP Shares following the initial Dividend Period, the Applicable
Rate for MMP Shares shall equal the rate per annum that results from an Auction for outstanding MMP Shares. The Board of Directors of the Company has adopted resolutions appointing The Bank of New York as Auction Agent for purposes of the
Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more
Broker-Dealers.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and Broker-Dealer agree as follows:

I. DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1 Terms Defined by Reference to the Articles Supplementary.

     Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Articles Supplementary.

     1.2 Terms Defined Herein.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Articles Supplementary" shall mean the Articles Supplementary of
     Money Market Cumulative Preferred(R) Shares of the Company dated
     _____________, specifying the powers, preferences and rights of the MMP
     Shares.

          (b) "Auction" shall have the meaning specified in Section 3.1(a)
     hereof.

          (c) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Part II of the
     Articles Supplementary.

          (d) "Authorized Officer" shall mean (i) in the case of the Auction
     Agent, each Vice President, Assistant Vice President and Assistant
     Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Division and every other officer or employee of the
     Auction Agent designated an "Authorized Officer" for purposes hereof in a written communication delivered to the Company and (ii) in the case of the
     Company, its Chief Financial Officer and every other officer or employee of the Company designated an "Authorized Officer" for purposes hereof in a written communication delivered to the Auction Agent.

          (e) "Broker-Dealer Officer" shall mean each officer or employee of a
     Broker-Dealer designated as a "Broker-Dealer Officer" for purposes of this
     Agreement in a written communication to the Auction Agent.

          (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a
     Broker-Dealer.

     1.3 Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New
     York City time.

II. NOTIFICATION OF DIVIDEND PERIOD.

     The provisions contained in Section 4 of Part I of the Articles
Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and Broker-Dealer, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1 Purpose; Incorporation by Reference of Auction Procedures.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the
     Applicable Rate for the

     MMP Shares for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the terms in this Agreement shall control.

          (c) Broker-Dealer agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this
     Agreement. Broker-Dealer understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" contained in
     Section 17 of Part I of the Articles Supplementary may execute a
     Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

          (d) Broker-Dealer and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company, by notice to Broker-Dealer and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that
     Broker-Dealers may continue to submit Hold Orders and Sell Orders. The
     Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.1(d).

     3.2 Preparation for Each Auction.

          (a) Not later than 10:30 a.m. on each Auction Date for the MMP Shares, the Auction Agent shall advise Broker-Dealer by telephone of the Reference
     Rate and the Maximum Rate in effect on such Auction Date.

          (b) In the event that the Auction Date for any Auction shall be changed, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to Broker-Dealer not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date. Thereafter, Broker-Dealer promptly shall notify customers of Broker-Dealer that Broker-Dealer believes are Beneficial
     Owners of MMP Shares of such change in the Auction Date.

          (c) The Auction Agent from time to time may, but shall have no obligation to, request Broker-Dealer to provide it with a list of the respective customers Broker-Dealer believes are Beneficial Owners of MMP
     Shares. Broker-Dealer shall comply with any such request, and the Auction
     Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the
     Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. Notwithstanding the foregoing, the
     Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its

     failure to do so would be unlawful or (c) it is advised by its counsel that failure to do so could expose the Auction Agent to loss, liability, claim or damage for which it has not received indemnity or security satisfactory to it. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to Broker-Dealer as promptly as practicable. The Auction Agent shall transmit any list of customers
     Broker-Dealer believes are Beneficial Owners of MMP Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement and to the Company, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

          (d) If either of the Company or the Broker-Dealer requests that the
     Auction Agent reconcile the number of MMP Shares for which a Broker-Dealer is listed as the Broker-Dealer in the MMP Share Register maintained by the
     Auction Agent pursuant to Section 2.2(e) of the Auction Agreement with the records of the Broker-Dealers, the Auction Agent may, but shall not be required to, perform such reconciliation with the consent of the Company.
     Any such reconciliation shall be based upon information provided by the
     Broker-Dealers and/or the Securities Depository. If the Auction Agent
     requires information from the Securities Depository in order to perform such reconciliation, the Company shall request such information from the
     Securities Depository or authorize the Auction Agent to request and obtain such information from the Securities Depository. The fees for services rendered and expenses (including any charges of the Securities Depository)
     incurred by the Auction Agent in performing any such reconciliation shall be paid by the Company; provided, however, that if such reconciliation was requested by a Broker-Dealer, such fees and expenses shall be paid by such
     Broker-Dealer. If as a result of any such reconciliation a discrepancy is discovered between the records of the Broker-Dealers and the MMP Share
     Register maintained by the Auction Agent pursuant to Section 2.2(e) of the
     Auction Agreement, such stock register shall be adjusted to conform to the records of the Broker-Dealers. If as a result of such reconciliation it is discovered that there are MMP Shares for which no Broker-Dealer has made known to the Auction Agent a Securities Depository participant account, such MMP Shares will be reflected in the MMP Share Register maintained by the Auction Agent pursuant to Section 2.2(e) of the Auction Agreement as belonging to Lehman Brothers Inc. The result of any reconciliation shall be final and binding upon the Company, the Broker-Dealers and the Auction
     Agent, absent manifest error; and, in no event, shall the Auction Agent incur any liability for any determination or adjustment made in connection with any reconciliation hereunder.

     3.3 Auction Schedule; Method of Submission of Orders.

          (a) The Company and the Auction Agent shall conduct Auctions for the
     MMP Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the
     Company, which consent shall not be withheld unreasonably. The Auction
     Agent shall give notice of any such change to

     Broker-Dealer. Such notice shall be received prior to the first Auction
     Date on which any such change shall be effective.

Time                                                 Event
--------------------------------        ----------------------------------------
By 10:30 a.m.                           The Auction Agent shall advise the
                                        Company and the Broker-Dealers of the
                                        Reference Rate and the Maximum Rate as
                                        set forth in Section 3.2(a) hereof.

10:30 a.m. - 1:00 p.m.                  The Auction Agent shall assemble
                                        information communicated to it by
                                        Broker-Dealers as provided in Section 2
                                        of Part II of the Articles
                                        Supplementary.

                                        Submission Deadline is 1:00 p.m.

Not earlier than 1:00 p.m.              The Auction Agent shall make
                                        determinations pursuant to Section 4 of
                                        Part II of the Articles Supplementary.

By approximately 3:00 p.m.              The Auction Agent shall advise the
                                        Company of the results of the Auction as
                                        provided in Section 4(b) of Part II of
                                        the Articles Supplementary. Submitted
                                        Bids and Submitted Sell Orders will be
                                        accepted and rejected in whole or in
                                        part and MMP Shares will be allocated as
                                        provided in Section 5 of Part II of the
                                        Articles Supplementary.

                                        The Auction Agent shall give notice of
                                        the Auction results as set forth in
                                        Section 3.4(a) hereof.

          The Auction Agent will follow the Securities Industry and Financial
     Markets Association's Market Practice U.S. Holiday Recommendations for
     shortened trading days for the bond markets (the "SIFMA Recommendation")
     unless the Auction Agent is instructed otherwise. In the event of a SIFMA
     Recommendation on an Auction Date, the Submission Deadline will be 11:30
     a.m., instead of 1:00 p.m.

          (b) Broker-Dealer agrees to maintain a list of Potential Beneficial
     Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 1(a)(ii)
     of Part II of the Articles Supplementary.

          (c) Broker-Dealer shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. Broker-Dealer shall submit separate

     Orders to the Auction Agent for each Potential Beneficial Owner or
     Beneficial Owner on whose behalf Broker-Dealer is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or
     Beneficial Owners on whose behalf Broker-Dealer is submitting Orders.

          (d) Broker-Dealer shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of MMP Shares, made through Broker-Dealer by a Beneficial Owner to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of MMP Shares to be transferred to or by any Person that purchased or sold MMP Shares through Broker-Dealer pursuant to an Auction. The
     Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day preceding the applicable Auction Date.

     3.4 Notice of Auction Results.

          (a) On each Auction Date, the Auction Agent shall provide to
     Broker-Dealer the notice required by paragraph (a) of the settlement procedures set forth on Exhibit A hereto (the "Settlement Procedures"). On the Business Day next succeeding such Auction Date, the Auction Agent shall notify Broker-Dealer in writing of the disposition of all Orders submitted by Broker-Dealer in the Auction held on such Auction Date. The Auction
     Agent, unless instructed otherwise in writing by the Company, is authorized to release the Winning Bid Rate after each Auction for public dissemination

          (b) Broker-Dealer shall notify each Beneficial Owner or Potential
     Beneficial Owner on whose behalf Broker-Dealer has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of Broker-Dealer pursuant to the Settlement
     Procedures.

          If any Beneficial Owner or Existing Holder selling MMP Shares in an
     Auction fails to deliver such MMP Shares, the Broker-Dealer of any Person that was to have purchased MMP Shares in such Auction may deliver to such
     Person a number of whole MMP Shares that is less than the number of MMP
     Shares that otherwise was to be purchased by such Person. In such event, the number of MMP Shares to be so delivered shall be determined by such
     Broker-Dealer. Delivery of such lesser number of MMP Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver MMP Shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of MMP
     Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the
     Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof.

     3.5 Service Charge to be Paid to Broker-Dealer.

          On each Dividend Payment Date, the Auction Agent shall, promptly after its receipt of funds from the Company, pay to each Broker-Dealer, a service charge in the amount equal to: (i) in the case of any Auction immediately preceding a Dividend Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in the Dividend
     Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times
     (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of MMP Shares placed by such Broker-Dealer, or (ii) the amount mutually agreed upon by the Company and the Broker-Dealers in the case of any
     Auction immediately preceding a Dividend Period of one year or longer. For the purposes of the preceding sentence, the MMP Shares shall be placed by a
     Broker-Dealer if such shares were (i) the subject of Hold Orders deemed to have been submitted to the Auction Agent by the Broker-Dealer and were acquired by the Broker-Dealer for its own account or were acquired by the
     Broker-Dealer for its customers who are Beneficial Owners or (ii) the subject of an Order submitted by the Broker-Dealer that is (a) a Submitted
     Bid of an Existing Holder that resulted in the Existing Holder continuing to hold the shares as a result of the Auction or (b) a Submitted Bid of a
     Potential Holder that resulted in the Potential Holder purchasing the shares as a result of the Auction or (iii) a valid Hold Order. For the avoidance of doubt, only one Broker-Dealer shall be considered to have placed a particular MMP Share at any particular Auction for purposes of this Section 3.5.

IV. THE AUCTION AGENT.

     4.1 Duties and Responsibilities.

          (a) The Auction Agent is acting solely as non-fiduciary agent for the
     Company hereunder, has only the duties expressly set forth herein, and owes no duties, fiduciary or otherwise, to any Person by reason of this
     Agreement and no implied duties, fiduciary or otherwise, shall be read into this Agreement against the Auction Agent.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the
     Auction Agent.

          (c) In the absence of bad faith or gross negligence on its part, the
     Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the
     Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (d) Anything in this Agreement to the contrary notwithstanding, in no event shall the Auction Agent be liable for special, indirect, punitive or consequential damage (or loss) of any kind whatsoever (including but not limited to lost profits), even if the

     Auction Agent has been advised of the likelihood of such damage (or loss)
     regardless of the form of action.

     4.2 Rights of the Auction Agent.

          (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting in accordance with, any communication authorized by this Agreement and any proper written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine and appropriately authorized. The Auction
     Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Company or by a Broker-Dealer. The Auction Agent may record telephone communications with the Company or with the Broker-Dealers or with both.

          (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the
     Auction Agent hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. Unless otherwise instructed by the Company in writing, the Auction Agent (i) shall not be obligated to invest any money received by it hereunder and (ii) shall be under no liability for interest on any money received by it hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (e) The Auction Agent shall not be required to, and does not, make any representations as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its authorized officers.

          (f) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction
     Agent shall be a party, or any corporation succeeding to the dealing and trading business of the Auction Agent shall be the successor of the Auction
     Agent hereunder, with the consent of the Company but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment may be required by law to effect such succession, anything herein to the contrary notwithstanding.

          (g) All the rights, privileges, immunities and protections granted to the Auction Agent herein are deemed granted to the Paying Agent and the
     Auction Agent in any of the capacities it undertakes in connection with this Agreement.

          (h) Whenever in the administration of the provisions of this
     Agreement, the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter, in the absence of gross negligence or bad faith on the part of the Auction Agent, shall be deemed to be conclusively proved and established by a certificate describing the action requested by the Company or the Broker-Dealer, signed by the Company or the
     Broker-Dealer, respectively, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof. Upon receipt of any such certificate signed by the
     Company or the Broker-Dealer, the Auction Agent shall promptly provide a copy of said certificate to the Broker-Dealer or the Company, respectively.
     The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document furnished by the Company or the
     Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligent.

V. MISCELLANEOUS.

     5.1 Termination.

          Any party may terminate this Agreement at any time upon five days'
     prior written notice to the other party; provided, however, that the
     Broker-Dealer may suspend its duties hereunder immediately if it determines, in its reasonable judgment, that for any reason, including, without limitation, (a) a pending or proposed change in applicable tax laws, (b) a material adverse change in the financial condition of the
     Company, (c) hostilities involving the United States, (d) a down-rating of the MMP Shares, or (e) an imposition of material restrictions on the MMP
     Shares or similar securities or obligations, it is not advisable to attempt to auction the MMP Shares.. This Agreement shall automatically terminate upon the redemption of all outstanding MMP Shares or upon termination of the Auction Agency Agreement.

     5.2 Force Majeure

          Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God;
     earthquakes; fires; floods; wars; civil or military disturbances; sabotage;
     epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services;
     accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     5.3 Participant in Securities Depository; Payment of Dividends in

          Same-Day Funds.

          (a) Broker-Dealer is at the date hereof, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities
     Depository (or an affiliate of such a member or participant).

          (b) Broker-Dealer represents that it (or if Broker-Dealer does not act as Agent Member, one of its affiliates) shall make all dividend payments on the MMP Shares available in same-day funds on each Dividend Payment Date to customers that use Broker-Dealer (or its affiliate) as Agent Member.

     5.4 Communications.

          (a) Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii)
     communications with the Auctions (other than those expressly required to be made in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing)
     and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent, addressed to:

The Bank of New York
Corporate Trust Department
101 Barclay Street
New York, New York  10286
Attention:  Dealing & Trading Group - Auction Desk
Telephone:  (212) 815-3450
Facsimile:  (212) 815-3440

If to the Broker-Dealer, addressed to:

                                       10

[Broker-Dealer]

     or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of Broker-Dealer by a Broker-Dealer Officer and on behalf of the Auction Agent by an
     Authorized Officer. Broker-Dealer may record telephone communications with the Auction Agent.

     5.5 Entire Agreement.

          This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

     5.6 Benefits.

          Nothing in this Agreement, express or implied, shall give to any person, other than the Company, which is a third party beneficiary of this
     Agreement, the Auction Agent and Broker-Dealer and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7 Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8 Successors and Assigns.

          This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of
     Broker-Dealer and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party.

     5.9 Severability.

          If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10 Execution in Counterparts.

                                       11

          This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11 Governing Law, Jurisdiction, Waiver of Trial By Jury.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
     THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS
     THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE
     GENERAL OBLIGATIONS LAW OF NEW YORK). THE PARTIES AGREE HERETO THAT ALL
     ACTIONS AND PROCEEDINGS ARISING OUT OF THIS BROKER-DEALER AGREEMENT OR ANY
     TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS LOCATED IN
     THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

          EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT,
     ACTION OR PROCEEDING BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF
     MANHATTAN, CITY OF NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN
     INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE
     PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY
     ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT OR THE
     TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature page follows]

                                       12

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                   THE BANK OF NEW YORK

                                   By: ________________________________
                                        Name:
                                        Title:

                                   [Broker-Dealer]

                                   By: ________________________________
                                        Name:
                                        Title:

                                       13

                                    EXHIBIT A

                              SETTLEMENT PROCEDURES

     Capitalized terms used herein shall have the respective meanings specified in the Articles Supplementary.

     (a) On each Auction Date, the Auction Agent shall notify by telephone, or through the Auction Agent's auction processing system or other means acceptable to the parties, the Broker-Dealers that participated in the Auction held on such
Auction Date and submitted an Order on behalf of any Beneficial Owner or
Potential Beneficial Owner of:

          (i) the Applicable Rate fixed for the next succeeding Dividend Period;

          (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a
     Bid or a Sell Order on behalf of a Beneficial Owner, the number of MMP
     Shares, if any, to be sold by such Beneficial Owner;

          (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of MMP Shares, if any, to be purchased by such Potential Beneficial Owner;

          (v) if the aggregate number of MMP Shares to be sold by all Beneficial
     Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of MMP Shares to be purchased by all Potential
     Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the
     Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of MMP Shares and the number of such
     MMP Shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

          (vi) if the aggregate number of MMP Shares to be purchased by all
     Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a
     Bid exceeds the aggregate number of MMP Shares to be sold by all Beneficial
     Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of MMP Shares and the number of such MMP Shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

                                       A-1

          (vii) the Auction Date of the next succeeding Auction with respect to the MMP Shares.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

                  (i) in the case of a Broker-Dealer that is a Buyer's
         Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities
         Depository the amount necessary to purchase the number of MMP Shares to be purchased pursuant to such Bid against receipt of such MMP Shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

                  (ii) in the case of a Broker-Dealer that is a Seller's
         Broker-Dealer, instruct each Beneficial Owner on whose behalf such
         Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such
         Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of MMP
         Shares to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold MMP Shares of the Applicable Rate for the next succeeding Dividend Period;

                  (iii) advise each Beneficial Owner on whose behalf such
         Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

                  (iv) advise each Beneficial Owner on whose behalf such
         Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

                  (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     (c) On the basis of the information received by it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential
Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any MMP Shares received by it pursuant to
(b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

                                      A-2

     (d) On each Auction Date:

                  (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

                  (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial
         Owner delivering MMP Shares to such Broker-Dealer pursuant to (b)(ii)
         above the amount necessary to purchase such MMP Shares against receipt of such MMP Shares, and (B) deliver such MMP Shares through the
         Securities Depository to a Buyer's Broker-Dealer (or its Agent Member)
         identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its
         Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the MMP Shares to be purchased pursuant to (b)(i) above against receipt of such MMP Shares, and (B) deliver such MMP Shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

         (e) On the day after the Auction Date:

                  (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

     (f) If a Beneficial Owner selling MMP Shares in an Auction fails to deliver such MMP Shares (by authorized book-entry), a Broker-Dealer may deliver to the
Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole MMP Shares that is less than the number of MMP Shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of MMP Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of MMP Shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph
(f), any delivery or non-delivery of MMP Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.

                                      A-3

                                    EXHIBIT B

                                AUCTION BID FORM

Submit To:         Issue:

                   Money Market Cumulative Preferred Shares of Tortoise
                   Energy Capital Corporation

         The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

         Name of Bidder: _______________________________________

                                BENEFICIAL OWNER

         Shares now held ____________________ HOLD _____________________________

                                              BID at rate of ___________________

                                              SELL _____________________________

                           POTENTIAL BENEFICIAL OWNER

                                              # of Preferred Shares ____________
                                                                                                 :
                                              BID at rate of ___________________

         (1)      If submitting more than one Bid for one Bidder, use additional
                  Auction Bid Forms.

         (2)      If one or more Bids covering in the aggregate more than the number of outstanding MMP Shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

         (3)      A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of MMP Shares not greater than the number of
                  MMP Shares currently held.

         (4)      Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on
                  behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

         (5)      Bids may  contain no more than  three  figures to the right of the  decimal  point  (.001 of 1%).  Fractions will not be
                  accepted.

                                      B-1

         (6)      An Order must be submitted in whole MMP Shares having an
                  aggregate liquidation preference of $25,000 or integral
                  increments in excess thereof.

                                     ____________________________________
                                     Authorized Signature
                                     Name: ______________________________
                                     Title: _____________________________

                                      B-2

                                    EXHIBIT C

(Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

Re: _____________________________________________________________
         "MMP Shares")

We are (check one):

         [  ]     the Existing Holder named below;

         [  ]     the Broker-Dealer for such Beneficial Owner; or

         [  ]     the Agent Member for such Existing Holder.

         We hereby notify you that such Beneficial Owner has transferred _______
MMP Shares to ____________________________.

                                     _____________________________________
                                     (Name of Existing Holder)

                                     _____________________________________
                                     (Name of Broker-Dealer)

                                     _____________________________________
                                     (Name of Agent Member)

By: ________________________
     Printed Name:
     Title:

                                      C-1

                                    EXHIBIT D

                  (Note: To be used only for failures to deliver or to pay for
                             MMP Shares sold pursuant to an Auction)
                NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for _______________ (the ["Purchaser"]
["Seller"]), which [purchased] [sold] _____ MMP Shares of ____________________
in the Auction held on ____________________ from the [seller] [purchaser] of such MMP Shares.

         We hereby notify you that (check one):

         the Seller failed to deliver such MMP Shares to the Purchaser.
         _______________

         the Purchaser failed to make payment to the Seller upon delivery of
         ___________ such MMP Shares.

                                      Name: ___________________________

                                      By: ________________________________
                                           Printed Name:
                                           Title:

                                      D-1